NAME OF REGISTRANT
Franklin Global Trust*
File No. 811-10157



EXHIBIT ITEM No. 77C: Submission of matters to vote of security holders.


FRANKLIN GLOBAL TRUST

ACTION OF SOLE SHAREHOLDER BY WRITTEN CONSENT


		The undersigned, being the sole
shareholder of the Fiduciary Small
Capitalization Equity Fund, Fiduciary European
Smaller Companies Fund and Fiduciary Large
Capitalization Growth and Income Fund (the
"Funds"), series of Franklin Global Trust
(the "Trust"), does hereby take the following action and does hereby consent to the following resolution:


	RESOLVED:That the terms and conditions of the Investment Advisory Agreement, dated
     June 19, 2003, entered into between
     Fiduciary International, Inc. and the
     Trust on behalf of the Funds, be, and it hereby is, approved for the Funds.


By execution hereof, the undersigned
shareholder waives prior notice of the
foregoing action by written consent.


Dated:  June 19, 2003


			FRANKLIN RESOURCES, INC.


			By: /S/Murray L. Simpson_____
			Murray L. Simpson
			Executive Vice President



*This document was sent when a response to question 77 was forwarded to the SEC during July of 2003; however, it was noticed that the Registrant name and file number need to be corrected.
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